EXHIBIT 99.1


CROSSMANN COMMUNITIES, INC.
9210 N. Meridian Street
Indianapolis, IN  46260
Phone (317) 843-9514
Fax (317) 571-2210

         NEWS

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                               Contact:          Jennifer A. Holihen
FOR IMMEDIATE RELEASE                            Chief Financial Officer
                               Date:             March 6, 2002
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CROSSMANN ANNOUNCES FEBRUARY 2002 NEW HOME ORDERS

     Indianapolis,  IN (March 6, 2002) -- Crossmann  Communities,  Inc. (Nasdaq:
CROS) today announced preliminary orders for the month of February 2002. The company received 530 new orders in February, compared to 884 in February of 2001, a decrease of 40%. New orders continue to trail prior year orders, which were extraordinarily strong.

     Crossmann is a leading regional builder of homes for entry-level and first-move-up buyers in Indiana, Ohio, Kentucky, Tennessee, North Carolina and South Carolina.


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